                                                                    EXHIBIT 10.1


                                 PROMISSORY NOTE

                                 April __, 2001

         For value received, Boeing Capital Corporation, a Delaware corporation ("BCC"), hereby unconditionally promises to pay to Boeing Nevada, Inc., a Delaware corporation ("BNI"), the principal sum of $________________ or such other sum on the register attached hereto that documents the principal amount then outstanding of the loan made hereunder by BNI to BCC,


(i)      the outstanding principal amount as shown on the attached schedule, and

(ii) interest on the loan from the date thereof to the date of payment at the rate per annum indicated on such schedule which shall be reset every month based on BCC's 30-day commercial paper borrowing rate;

such payment to be made at the maturity date indicated on the attached schedule, or upon a mutually agreed upon date; PROVIDED, however, BCC may, at its option, pay all or any part of the outstanding principal of the loan made hereunder any time, with all accrued interest thereon, without premium or penalty.

Interest on the principal amount of the loan will be payable monthly on the 9th day of each month. Such interest shall be computed using an actual/360 day basis, or such other basis as agreed to by BNI.

If any date that a payment of interest or principal is due falls on a day that is not a business day for both BCC and BNI, the required payment will be made on the next succeeding business day, and interest will accrue on such payment for the period from and after such original payment date to the date of payment on the next succeeding business day.

BNI shall, and is hereby authorized by BCC to, record on the schedule attached hereto and made a part hereof, the amount of the loan made by BNI hereunder and the payment of principal or interest or both by or on behalf of BCC, the date thereof, and the resulting principal balance then outstanding of the loan.

All payments under this Note shall be made in immediately available funds in United States dollars. The laws of the State of California shall govern this Note.


                                       BOEING CAPITAL CORPORATION


                                       By:
                                           -------------------------------

                                       Title:
                                              ----------------------------